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                                                              Exhibit 23(d)30(a)
                                                                Large Cap Growth


                       SUB-INVESTMENT MANAGEMENT AGREEMENT


                                      AMONG


                      JOHN HANCOCK VARIABLE SERIES TRUST I


                     INDEPENDENCE INVESTMENT ASSOCIATES INC.


                                       AND


                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                       SUB-INVESTMENT MANAGEMENT AGREEMENT


     AGREEMENT made as of the 29/th/ day of April, 1988 by and among John Hancock Variable Series Trust I, a Massachusetts business trust (the "Series"), Independence Investment Associates, Inc., a Delaware corporation (the "Sub-Manager"), and John Hancock Mutual Life Insurance Company, a Massachusetts corporation ("JHMLICO").

     WHEREAS, the Series is organized and intends to continue to engage in business as an open-end management investment company and is so registered under the investment Company Act of 1940 (the "1940 Act"); and

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     WHEREAS, JHMLICO and the Sub-Manager are engaged in the business of rendering investment advice under the Investment Advisors Act of 1940; and

     WHEREAS, the Series is authorized to issue shares of beneficial interest in separate classes with each such class representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Series currently offer shares in seven classes designated as the Stock Portfolio, Bond Portfolio, Money-Market Portfolio, Aggressive Stock Portfolio, Total Return Portfolio, Real Estate Portfolio and Global Portfolio (together with all other classes established by the Series, the "Portfolios"), each of which pursues its investment objectives through separate investment policies; and

     WHEREAS, the Series has retained JHMLICO to render investment management services to the Series pursuant to an Investment Management Agreement dated as of April 12, 1988 (the "Investment Management Agreement"), pursuant to which it may contract with the Sub-Manager as provided for herein; and

     WHEREAS, the Sub-Manager has previously contracted with the Series predecessor, John Hancock Variable Series Fund I, Inc., a Maryland corporation, to provide the same services for the same compensation.

     NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.   APPOINTMENT OF SUB-MANAGER.

     (a) Subject Portfolios. The Sub-Manager is hereby appointed and the Sub-Manager hereby accepts the appointment, to act as investment adviser and manager to the Stock, Aggressive Growth and Total Return Portfolios (the "Subject Portfolios") for the period and on the terms herein set forth, for the compensation herein provided.

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     (b)  Additional Subject portfolios. In the event that the Series and
JHMLICO desire to retain the Sub-Manager to render investment advisory services hereunder for any other Portfolio, they shall so notify the Sub-Manager in writing. If it is willing to render such services, the Sub-Manager shall notify the Series in writing, whereupon such Portfolio shall become a Subject Portfolio hereunder.

     (c) Independent Contractor. The Sub-Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or be deemed an agent of the Series.

2.   PROVISION OF INVESTMENT MANAGEMENT SERVICES.

     The Sub-Manager will provide for the Subject Portfolio a continuing and suitable investment program consistent with the investment policies, objectives and restrictions of said Portfolios. The Sub-Manager will manage the investment and reinvestment of the assets in the Subject Portfolios, and perform the functions set forth below, subject to the overall supervision, direction, control and review of the Board of Trustees of the Series, JHMLICO and, as in effect from time to time, the provisions of the Series' Declaration of Trust, Bylaws, prospectus, statement of additional information, the 1940 Act and all other applicable laws and regulations (including any applicable investment restrictions imposed by state insurance laws and regulations or any directions or instructions delivered to the Sub-Manager in writing by JHMLICO or the Series from time to time).
     The Sub-Manager will, at its own expense:
     (a) advise the Series in connection with investment decisions to be made by its Board of Trustees or any committee thereof regarding the Subject Portfolios and, upon request, furnish the Series with research, economic and statistical data in connection with said Portfolios' investments and investment policies;
     (b) submit such reports relating to the valuation of the Subject Portfolios' securities as the Series' Board of Trustees may reasonably request;
     (c) place orders for purchases and sales of portfolio investments for the Subject Portfolios; and

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     (d)  maintain and preserve the records relating to its activities hereunder required by the 1940 Act to be maintained and preserved by the Series, to the extent not maintained by the Series' custodian, transfer agent or JHMLICO.

     The Series and JHMLICO will provide timely information to the Sub-Manager regarding such matters as purchases and redemptions of shares in the Subject Portfolio and the cash requirements of, and cash available for investment in, each such Portfolio, and all information as may be reasonably necessary or appropriate in order for the Sub-Manager to perform its responsibilities hereunder. On its own initiative, the Sub-Manager will apprise JHMLICO and the Series of important developments materially affecting any Subject Portfolio and will furnish JHMLICO and the Series' Board of Trustees from time to time such information as is appropriate for this purpose.

3.   ALLOCATION OF EXPENSES.
     Each party to this Agreement shall bear the costs and expenses of performing its obligations hereunder. In this regard, the Series specifically agrees to assume the expense of:
     (i) brokerage commissions for transactions in the portfolio investments of the Series and similar fees and charges for the acquisition, disposition, lending or borrowing of such portfolio investments;
     (ii) all taxes, including issuance and transfer taxes, and reserves for taxes payable by the Series to federal, state or other governmental agencies; and
     (iii) interest payable on the Series' borrowings.
     Nothing in this Agreement shall alter the allocation of expenses and costs agreed upon between the Series and JHMLICO in the Investment Management Agreement or any other agreement to which they are parties.

4.   SUB-ADVISORY FEE.
     For all of the services rendered as herein provided, JHMLICO shall pay to the Sub-Manager a fee (for payment of which the Series shall have no obligation or liability), with respect to each Subject Portfolio, at an effective rate of:
     (a)  For the Stock Portfolio:

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          0.1875% of an annual basis of the Current Net Assets (defined below)
          of each such portfolio.
     (b)  For all other Subject Portfolios:
          (i) 0.30% on an annual basis of the first $500,000,000 of the Current Net Assets of such Portfolio; and
          (ii) 0.2625% on an annual basis for that portion of Current Net Assets in excess of $500,000,000 and not over $1,000,000,000 of such Portfolio; and
          (iii) 0.225 on an annual basis for that portion of Current Net Assets in excess of $1,000,000,000 of such Portfolio.
     The fee shall be accrued daily and payable monthly, as soon as practicable after the last day of each calendar month. In the case of termination of this Agreement with respect to any Subject Portfolio during any calendar month, the fee with respect to such Portfolio accrued to the date of termination shall be paid.
     "Current Net Assets" of any Subject Portfolio for purposes of computing the amount of advisory fee accrued for any day shall mean that Portfolio's net assets as of the most recent preceding day for which that Portfolio's net assets were computed.

5.   PORTFOLIO TRANSACTIONS.

     In connection with the investment and reinvestment of the assets of the Subject Portfolios, the Sub-Manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for each Portfolio and to use its best efforts to obtain the best available price and most favorable execution with respect to all such purchases and sales of portfolio securities for each Portfolio. The Sub-Manager shall maintain records adequate to demonstrate compliance with this requirement. Subject to this primary requirement, and maintaining as its first consideration the benefits to the Subject Portfolios and their shareholders, the Sub-Manager shall have the right subject to the control of the Board of Trustees, and to the extent authorized by the Securities Exchange Act of 1934, to follow a policy of selecting brokers who furnish brokerage and research services to the Subject Portfolios or to the Sub-Manager, and who charge a higher commission rate to the Subject Portfolios than may result when allocating brokerage solely on the basis of seeking the most favorable price and execution. The Sub-Manager shall determine in good faith that such higher cost was reasonable in relation to the value of the brokerage and research services provided.

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     The fees payable to the Sub-Manager by JHMLICO hereunder shall be reduced by any tender offer solicitation fees or similar payments received by the Sub-Manager, in connection with the tender of investments of any Portfolio (less direct expenses incurred by the Sub-Manager in connection with obtaining such fees or payments). The Sub-Manager shall use its best efforts to recapture all available tender offer solicitation fees and similar payments in connection with tenders of the securities of any Portfolio, provided that neither the Sub-Manager nor any of its affiliates shall be required to register as a broker-dealer for this purpose. The Sub-Manager shall advise JHMLICO and the Series' Board of Trustees of any fees or payments of whatever type which it may be possible for the Sub-Manager or an affiliate of the Sub-Manager to receive in connection with the purchase or sale of investment securities for any Subject Portfolio.

6.   INFORMATION, RECORDS, AND CONFIDENTIALITY.
     The Series shall own and control all records maintained hereunder by the Sub-Manager on the Series' behalf and, in the event of termination of this Agreement with respect to any Portfolio for any reason, all records relating to that Portfolio shall be promptly returned to the Series, free from any claim or retention of rights by the Sub-Manager. The Sub-Manager also agrees, upon request of the Series, promptly to surrender such books and records or, at the Sub-Manager's expense, copies thereof, to the Series or make such books and records available for inspection by representatives of regulatory authorities or other persons reasonably designated by the Series. The Sub-Manager further agrees to maintain, prepare and preserve such books and records in accordance with the 1940 Act and rules thereunder, including but not limited to, Rules 31a-1 and 31a-2. The Sub-Manager shall supply all information requested by any insurance regulatory authorities to determine whether all insurance laws and regulations are being complied with.
     The Sub-Manager shall not disclose or use any records or information obtained pursuant hereto in any manner whatsoever except as expressly authorized herein, and will keep confidential any information obtained pursuant hereto, and disclose such information only if the Series has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.
     The Sub-Manager shall supply the Board of Trustees and officers of the Series, and JHMLICO, with all statistical information regarding investments which is reasonably required by them and reasonably available to the Sub-Manager.

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7.   LIABILITY.
     No provision of this Agreement shall be deemed to protect the Sub-Manager or JHMLICO against any liability to the Series or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement or the Investment Management Agreement. Nor shall any provision hereof be deemed to protect any trustee or officer of the Series against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance his duties or the reckless disregard of his obligations and duties.

8.   DURATION AND TERMINATION OF THIS AGREEMENT.
     (a) Duration. This Agreement shall become effective with respect to the Stock, Aggressive Stock and Total Return Portfolios on the date hereof and, with respect to any additional Subject Portfolio, on the date of receipt by the Series of notice from the Sub-Manager in accordance with Paragraph 1(b) hereof that the Sub-Manager is willing to serve with respect to such Portfolio. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof with respect to the three initial Subject Portfolios and, with respect to each additional Subject Portfolio, until two years following the date on which such Portfolio becomes a Subject Portfolio hereunder, and shall continue in full force and effect thereafter with respect to each Subject Portfolio so long as such continuance with respect to any such Portfolio is approved at least annually (a) by either the Board of Trustees of the Series or by vote of a majority of the outstanding voting shares of such Portfolio, and (b) in either event by the vote of a majority of the trustees of the Series who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval.
     Any approval of this Agreement by the holders of a majority of the outstanding shares of any Subject Portfolio shall be effective to continue this Agreement with respect to any such Portfolio notwithstanding (A) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Portfolio affected hereby, and (B) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Series, unless such approval shall be required by any other applicable law or otherwise. The terms "assignment," "vote of a majority of

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the outstanding shares" and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and rules thereunder.
     (b) Termination. This Agreement may be terminated with respect to any Subject Portfolio at any time, without payment of any penalty, by vote of the trustees of the Series, by vote of a majority of the outstanding shares of such Portfolio, by the Sub-Manager on at least sixty days' written notice to the Series and JHMLICO, or by JHMLICO on at least sixty days' written notice to the Series and the Sub-Manager.
     (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment or if the Investment Management Agreement is terminated.

9.   SERVICES NOT EXCLUSIVE.
     The services of the Sub-Manager to the Series are not to be deemed exclusive and it shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is specifically understood that directors, officers and employees of the Sub-Manager and of its subsidiaries and affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and other investment advisory clients.

10.  AVOIDANCE OF INCONSISTENT POSITION.
     In connection with the purchase and sale of portfolio securities of the Subject Portfolio, the Sub-Manager and its directors, officers and employees will not act as principal or agent or receive any commission. Noting in this Agreement, however, shall preclude the combination of orders for the sale or purchase of portfolio securities of the Subject Portfolio with those for other registered investment companies managed by the Sub-Manager or its affiliates, if orders are allocated in a manner deemed equitable by the Sub-Manager among the accounts and at a price approximately averaged.

11.  AMENDMENT.
     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing. No amendment of this Agreement shall be effective with respect to any Portfolio until approved specifically by (a) the Board of Trustees of the Series, or by vote of a

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majority of the outstanding shares of that Portfolio, and (b) by vote of a majority of those Trustees of the Series who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

12.  LIMITATION OF LIABILITY.
     It is expressly agreed that the obligations of the Series hereunder shall not be binging upon any of the trustees, shareholders, officers, agents or employees of Series personally, but only bind the trust property of the Series, as provided in the Series' Declaration of Trust.

13.  GOVERNING LAW.
     This agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act and rules thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as the day first set forth above.

ATTEST:   JOHN HANCOCK VARIABLE SERIES TRUST I


/s/ Francis C. Cleary, Jr.              By:    /s/ Barry L. Shemin
                                        Title: CHAIRMAN
                                               ---------------------------------
                                               Chairman

ATTEST:   INDEPENDENCE INVESTMENT ASSOCIATES, INC.


/s/ Francis C. Cleary, Jr.              By:     /s/ Lewis J. Kleinrock
                                        Title:  PRESIDENT
                                                --------------------------------
                                                President

ATTEST:   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


/s/ Francis C. Cleary, Jr.              By:     /s/ Henry D. Shaw

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                                        Title:  SENIOR VICE PRESIDENT
                                                --------------------------------
                                                Senior Vice President